SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2003

COASTCAST CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12676	95-3454926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 E. Victoria Street Rancho Dominguez, California 90221
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 638-0595

Exhibit Index on Page 5

Item 5. Other Events.

On April 24, 2003, Coastcast Corporation (the “Company”) issued a press release announcing that its board of directors voted (i) to establish a special committee of the board to consider whether it is in the Company’s best interests to remain an independent publicly-traded company and (ii) to amend the Company’s Rights Agreement to permit Hans H. Buehler, Chairman and CEO of the Company, to take certain preliminary actions in view of a potential acquisition of the Company.  Specifically, the amendment to the Company’s Rights Agreement allows Mr. Buehler to hold discussions, and take other actions for the purpose of formulating and submitting a bid, with Paul A. Novelly (a member of the Company’s board of directors) and the Novelly Exempt Trust (a trust established by Mr. Novelly), without triggering the rights established in the Rights Agreement.

A copy of the First Amendment to the Rights Agreement is filed as Exhibit 4.1 and incorporated herein by reference.

A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

Item 7.  Exhibits.

Exhibit No.	Description

4.1	First Amendment to Rights Agreement dated the 24th day of April, 2003 by and between the Company and Mellon Investor Services LLC, as rights agent.

99.01	Press Release of Coastcast Corporation, dated April 24, 2003. (1)

(1)  Filed solely to satisfy Coastcast's disclosure obligations under Rule 100(a) of Regulation FD and shall not be deemed an admission as to the materiality of any information contained therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTCAST CORPORATION
(Registrant)

Date: April 25, 2003	By:	/s/ HANS H. BUEHLER
Hans H. Buehler,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Rights Agreement dated the 24th day of April, 2003 by and between the Company and Mellon Investor Services LLC, as rights agent.

99.01	Press Release of Coastcast Corporation, dated April 24, 2003.